Exhibit 10.95

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”) is made and entered into effective as of the 25th day of March, 2011 by and between CHROMCRAFT REVINGTON, INC. (the “Company”), a Delaware corporation, and RONALD H. BUTLER (the “Executive”), who is the Chairman of the Board and Chief Executive Officer of the Company,

WITNESSETH:

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) has determined that the Executive should be granted an award opportunity of shares of restricted common stock under the Company’s 2007 Executive Incentive Plan, as currently or hereafter in effect (the “Plan”), for the performance period beginning on January 1, 2011 and ending on December 31, 2011; and

WHEREAS, the Compensation Committee has approved the award of restricted common stock contemplated by this Agreement, and the Board of Directors of the Company has authorized and approved the issuance of such restricted common stock; and

WHEREAS, the Plan, this Agreement and Exhibit A hereto, which exhibit is made a part of this Agreement and is incorporated herein by reference, contain the terms, conditions and restrictions of such award of restricted common stock to the Executive.

NOW, THEREFORE, in consideration of the foregoing premises, the Company’s issuance of shares of restricted common stock to the Executive, the respective covenants, agreements and obligations contained herein and in the Plan, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

Section 1.          Capitalized Terms.  All capitalized terms used but not otherwise defined in this Agreement or in Exhibit A hereto shall have the same meaning ascribed to such terms in the Plan.

Section 2.          Award of Restricted Stock.  Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants to the Executive an Award of Two Hundred Forty Thousand (240,000) shares of common stock of the Company, which shares shall be issued under the Plan and be restricted in accordance with the Plan and this Agreement (the “Restricted Stock”).

Section 3.          Award Date.  The Award Date for the Award of Restricted Stock is March 24, 2011.

Section 4.          Earning of Restricted Stock.  The Performance Period, Performance Measures, performance targets for each of the Performance Measures, Award Rates and certain other terms and conditions of the Award of Restricted Stock are set forth in Exhibit A to this Agreement.  In order for the Executive to earn the Award of Restricted Stock and to receive any of such shares free of restriction and risk of forfeiture, the Compensation Committee must first make a determination that the Award of Restricted Stock (or any portion thereof) has been earned.

If the Compensation Committee makes a determination that any portion of the Award of Restricted Stock has been earned, then such shares shall be free of restriction, except as may be provided by applicable law, and risk of forfeiture.  If the Compensation Committee makes a determination that all or any portion of the Award of Restricted Stock has not been earned, then such shares shall be forfeited and the Executive shall have no right or claim to such shares.

Notwithstanding the foregoing, with respect to shares of Restricted Stock being treated as earned, Section 11 of this Agreement shall control in the event of (i) a Change in Control, or (ii) a termination of the Executive’s employment with the Company for any reason.

Section 5.          Dividend, Voting and Other Rights.  Prior to the time that any shares of Restricted Stock shall have become earned or forfeited, as the case may be, such shares shall be issued and outstanding for all corporate purposes and the Executive shall be entitled to (a) receive all dividends and distributions, if any, paid with respect to the shares of Restricted Stock, (b) exercise all voting rights with respect to the shares of Restricted Stock, and (c) exercise and possess all other rights and attributes of ownership of the shares of Restricted Stock, except as provided otherwise in the Plan and this Agreement.

Section 6.          Certain Agreements of the Executive.  The Executive hereby understands and agrees as follows:

(a)           the Executive is the Chief Executive Officer of the Company;

(b)           none of the shares of Restricted Stock have been registered or qualified under any federal or state securities laws and are being issued by the Company in reliance upon certain exemptions from registration or qualification under such laws;

(c)           because the shares of Restricted Stock have not been registered or qualified under any federal or state securities laws and because the Executive may be deemed to be an affiliate of the Company under the federal securities laws, such shares are subject to restrictions on resale and transfer imposed by applicable federal and state law in addition to the restrictions set forth in the Plan and this Agreement;

(d)           the Executive is (and his heirs, executors, administrators and representatives are) bound by, and the shares of Restricted Stock are subject to, the terms, conditions and restrictions set forth in the Plan and this Agreement, the Company’s Certificate of Incorporation and By-Laws and applicable law (all as currently or hereafter in effect);

(e)           there is no obligation of the Company to continue to have any shares of the Company’s common stock (including the shares of Restricted Stock if and when they may become earned) listed, traded or quoted on any securities exchange or on any quotation system or other established trading market;

(f)           no representations, promises or commitments have been made to the Executive relating to (i) the repurchase by the Company of any shares of Restricted Stock (whether before or after the shares may be earned), or (ii) the amount of dividends or distributions, the percentage of profit or the return on investment, if any, that he might expect to receive as a result of owning the shares of Restricted Stock (whether before or after the shares may be earned); and

(g)           the shares of Restricted Stock shall be held by the Executive for his own account and not for another person and not with a view toward resale, distribution, subdivision or fractionalization of such shares.

Section 7.          Non-transferability.  Except in the event of the Executive’s death and then only in the manner set forth in the Plan, the shares of Restricted Stock (a) cannot be sold, transferred, assigned, margined, encumbered, bequeathed, gifted, alienated, hypothecated, pledged or otherwise disposed of, nor can a lien, security interest or option be placed thereon, whether by operation of law, whether voluntarily or involuntarily, or otherwise, (b) are not subject to execution, attachment or similar process or otherwise available to the creditors of the Executive, and (c) cannot be used to satisfy, pay or set-off against any debts or obligations of the Executive to the Company or any other party.  At such time as shares of Restricted Stock have been earned, such shares may be sold, transferred, gifted or otherwise disposed of in accordance with applicable law and the requirements then in effect of the principal securities exchange or market (or of any quotation system or other established trading market) on which the Company’s shares of common stock are then listed or traded, if any.  Any attempted or purported transfer or other act in breach of or contrary to this Section shall be null and void and of no force or effect whatsoever.

Section 8.          Issuance of Shares.  Promptly following the execution of this Agreement, the Company shall issue the shares of Restricted Stock either in the name of or for the benefit of the Executive, and thereafter until such time as shares of Restricted Stock shall have been earned or forfeited, as the case may be, the Company shall maintain the unearned shares in book-entry form in the name or for the benefit of the Executive, and such unearned shares shall be outstanding for all corporate purposes.  Until such time as shares of Restricted Stock shall have been earned, the Executive shall not be entitled to hold any unearned shares in “street name” and the Company shall not issue any certificate representing unearned shares in the name or for the benefit of the Executive.  Upon request by the Executive following the date on which shares of Restricted Stock shall have been earned, the Company shall release such shares to the Executive and shall, in accordance with the instructions of the Executive, either cause such shares to be placed in “street name” with a broker designated by the Executive or issue a stock certificate representing such shares in the name of the Executive with a legend in substantially the following form imprinted thereon:

RESTRICTIONS ON TRANSFER

The securities represented by this Certificate have not been registered or qualified under the Securities Act of 1933, as amended (the “Act”), the laws of the State of Delaware or any other state securities laws and may not be sold, transferred, gifted, pledged or otherwise disposed of in the absence of such registration or qualification or an exemption therefrom under the Act and any applicable state securities laws.

Section 9.          Income and Employment Tax Withholding.  All applicable federal, state and local income and employment taxes (and all interest and penalties thereon) that arise or are imposed by virtue of the Award of Restricted Stock (including, but not limited to, the Award of Restricted Stock having become earned) shall be the responsibility of and paid by the Executive.  The Company shall have the right to require payment to it from the Executive of the taxes and other charges required by law to be withheld as a result of the Award.  The Company also is hereby entitled, and the Executive hereby authorizes the Company, to withhold shares of Restricted Stock to satisfy any withholding tax liability of the Company.  The value of the shares that may be withheld shall equal the Company’s aggregate withholding tax obligations in connection with the shares of Restricted Stock that have been earned (or, if made, the Executive’s election under Section 83(b) of the Code) and shall be based upon the closing price of the Company’s common stock, as quoted by the principal securities exchange or market on which the Company’s common stock is then traded, on the date that the shares have been earned (or, if the Executive makes an election under Section 83(b) of the Code, on the Award Date).  If the Company’s common stock is not listed, traded or quoted on any securities exchange or on any quotation system or other established trading market on the date that the shares of Restricted Stock have been earned, then the value of the shares that may be withheld shall be the fair market value of such shares as determined by the Compensation Committee.  The Company understands and agrees that the Executive is entitled to make an election under Section 83(b) of the Code with respect to the Restricted Stock.

Section 10.        Employment; Certain Conflicts.  Neither this Agreement nor the Award of Restricted Stock (a) constitutes an agreement, understanding or commitment relating to the continued employment of the Executive by the Company, or (b) affects or alters the employment of the Executive by the Company pursuant to the Employment Agreement dated July 1, 2008 between the Company and the Executive, as amended (the “Employment Agreement”).  In the event of any conflict between the Plan and this Agreement, then this Agreement shall control; provided however, that in the event this Agreement is silent with respect to a particular matter relating to the Award of Restricted Stock, then the Plan shall control with respect to such matter.  In the event of any conflict between this Agreement and the Employment Agreement with respect to the Award, then this Agreement shall control.

Section 11.        Effect of a Change in Control or a Termination of Employment.  In the event of a Change in Control or a Termination of Service of the Executive, all shares of Restricted Stock that have not been earned as of the time of such event shall be treated in accordance with Section 3.6 of the Plan, except as expressly set forth below in this Section 11.

(a)           Notwithstanding any provision in the Plan (including, but not limited to, Section 3.6 thereof) or in the Employment Agreement to the contrary, in the event of a Change in Control or a Termination of Service of the Executive due to his death or Disability before the shares of Restricted Stock shall have become earned or forfeited, all of such shares shall be deemed to be and shall become, immediately prior to the effectiveness of the Change in Control or upon the Termination of Service, as the case may be, fully earned for the entire Performance Period and shall no longer be subject to any (i) restrictions other than as provided by applicable law, (ii) risk of forfeiture, or (iii) Period of Restriction.

(b)           The shares of Restricted Stock shall be fully earned as provided in Subsection 11(a) regardless of the length of time that the Executive was employed by the Company during the applicable Performance Period and whether or not the performance targets relating to the applicable Performance Measures have been achieved.

Section 12.        Miscellaneous.

(a)           Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of the Company and the Executive and their respective heirs, executors, representatives, successors and assigns; provided, however that neither party may assign this Agreement without the prior written consent of the other party hereto except that the Company may, without the consent of the Executive, assign this Agreement in connection with any merger, consolidation, share exchange, combination, sale of stock, sale of assets or other similar transaction involving the Company or any transaction or series of transactions constituting a Change in Control.  In the event of any such permitted assignment by the Company of this Agreement, all references to the “Company” shall thereafter mean and refer to the successor or assignee of the Company.

(b)           Waiver.  Either party hereto may, by a writing signed by the waiving party, waive the performance by the other party of any of the covenants or agreements to be performed by such other party under this Agreement or any breach of or noncompliance with any provision of this Agreement.  Any waiver by either party hereto shall not operate or be construed as a continuing or subsequent waiver or a waiver of any other or subsequent failure of performance, breach or noncompliance hereunder.  The failure or delay of either party at any time to insist upon the strict performance of any provision of this Agreement or to enforce its rights or remedies under this Agreement shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of such provision, or to pursue any of its rights or remedies for any breach hereof, at a future time.

(c)           Amendment.  This Agreement may be amended, modified or supplemented only by a written agreement executed by both of the parties hereto; provided, however, that in the event of a permitted assignment of this Agreement by the Company contemplated by Section 12(a) hereof by virtue of a successor or assignee of the Company becoming a party to this Agreement, no amendment, modification or additional agreement shall be required.

(d)           Headings.  The headings in this Agreement have been inserted solely for ease of reference and shall not be considered in the interpretation or construction of this Agreement.

(e)           Severability.  In case any one or more of the provisions (or any portion thereof) contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions (or portion thereof) had never been contained herein.

(f)           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same agreement.

(g)           Construction.  This Agreement shall be deemed to have been drafted by both parties hereto.  This Agreement shall be construed in accordance with the fair meaning of its provisions and its language shall not be strictly construed against, nor shall ambiguities be resolved against, either party.

(h)           Entire Agreement.  This Agreement and the Plan constitute the entire understanding and agreement (and supersede all other prior understandings, commitments, representations and communications), whether oral or written, between the parties hereto relating to the Award of Restricted Stock.

(i)            Governing Law.  Because the Company’s headquarters are in Indiana, this Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, without reference to any choice of law provisions, principles or rules thereof (whether of the State of Indiana or any other jurisdiction) that would cause the application of any laws of any jurisdiction other than the State of Indiana.

(j)            Recitals; Exhibit.  The recitals, premises and “Whereas” clauses contained on page 1 of this Agreement, and Exhibit A attached to this Agreement, are expressly incorporated into and made a part of this Agreement.

(k)           Review and Consultation.  The Executive hereby understands and agrees that he (i) has read and is familiar with this Agreement and the Plan, (ii) understands the provisions and effects of this Agreement and the Plan, and (iii) has consulted with such of his attorneys, accountants and other advisors as he has deemed advisable prior to executing this Agreement.  THE EXECUTIVE HEREBY FURTHER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT HE HAS NOT RECEIVED ANY ADVICE, COUNSEL OR RECOMMENDATION WITH RESPECT TO THIS AGREEMENT OR THE PLAN FROM ANY DIRECTOR, OFFICER OR OTHER EMPLOYEE OF, OR ANY ATTORNEY OR REPRESENTATIVE FOR, THE COMPANY.

(l)            Certain Approvals Required.  Any amendment, modification or supplement of or any waiver under this Agreement on behalf of the Company may be made and will be effectual only upon the approval thereof by the Compensation Committee.

(m)          Jurisdiction; Venue; Wavier of Trial by Jury.  The Company and the Executive agree that all actions, proceedings, claims and counterclaims arising in connection with this Agreement shall be filed, tried and litigated, at the Company’s sole election, only in the state courts located in the County of Marion, State of Indiana, or the federal courts whose venue includes the County of Marion, State of Indiana, or, at the Company’s sole election, in any other court in which the Company shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy.  The Executive irrevocably consents to the jurisdiction and venue of such courts and waives any right that he may have to assert the doctrine of “forum non conveniens” or to object to venue or jurisdiction of such courts to the extent any action, proceeding, claim or counterclaim is brought in accordance with this Subsection.  THE EXECUTIVE WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, THE RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM UNDER OR RELATING TO THIS AGREEMENT.

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IN WITNESS WHEREOF, the Company and the Executive have entered into, executed and delivered this Agreement as of the day and year first above written.

/s/ Ronald H. Butler
Ronald H. Butler

CHROMCRAFT REVINGTON, INC.

By:	/s/ James M. La Neve
James M. La Neve
Vice President and Chief Financial Officer